AMENDMENT NO. 4 TO AMENDED AND RESTATED
                                CREDIT AGREEMENTS

     AMENDMENT dated as of May 1, 1997 among LEXMARK INTERNATIONAL, INC. ("Lexmark"), LEXMARK INTERNATIONAL GROUP, INC. ("Holding", formerly known as Lexmark Holding, Inc.), LEXMARK CANADA INC. ("Lexmark Canada"), LEXMARK INTERNATIONAL, S.N.C. ("Lexmark France"), LEXMARK DEUTSCHLAND GMBH ("Lexmark Germany"), LEXMARK INTERNATIONAL B.V. ("Lexmark Netherlands"), the CREDIT PROVIDERS listed on the signature pages hereof (including BARCLAYS BANK PLC, BANQUE NATIONALE DE PARIS, CHEMICAL BANK, DEUTSCHE BANK AG, NEW YORK BRANCH, THE MITSUBISHI BANK, LIMITED, and NATIONSBANK OF TEXAS, N.A., as Co-Agents) and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, Lexmark, Holding, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Secured United States Credit Agreement dated as of April 21, 1995 (as amended, the "U.S. Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Canada, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended by the Amendments, the "Canadian Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark France, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended, the "French Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Germany, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended, the "German Credit Agreement"); and

     WHEREAS, Lexmark, Lexmark Netherlands, the Lenders listed on the signature pages thereof and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended, the "Netherlands Credit Agreement" and, together with the U.S. Credit Agreement, the Canadian Credit Agreement, the French Credit Agreement and the German Credit Agreement, the "Credit Agreements"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreements as set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in a Credit Agreement shall have the meaning assigned to such term therein. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in a Credit Agreement shall from and after the date hereof refer to such Credit Agreement as amended hereby.

     SECTION 2.  Amendment  of  Schedule  III to each of the Credit  Agreements.
Schedule III to each of the Credit Agreements is hereby amended by deleting paragraph (C) of clause (ii) of Section 13 thereof and replacing it with the following:

     "(C) Holding may (a) repurchase (i) shares of its common stock or (ii) options to purchase shares of its common stock issued to employees of Holding or any of its Subsidiaries ("Options") or (b) in connection with a sale of a share of common stock originally issued upon the exercise of an Option, (i) pay to the seller of such share an amount equal to the difference between the market value of such share and the price paid to such seller for such share in the sale or pay any fees, commissions, discounts or similar payments paid by or on behalf of such seller in connection with the sale of such share or (ii) pay to the purchaser any rebate required in order to effectuate the sale of such share or pay any fees, commissions, discounts or similar payments paid by or on behalf of such purchaser in connection with the sale of such share; provided that the amount paid pursuant to clauses (a) and (b) (plus the amount, if any, paid by Holding in respect of taxes relating to such payments, other than as a withholding agent) after April 3, 1996 does not exceed $200,000,000 in the aggregate."

     SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This
Amendment shall become effective as of the date when the Agent shall have received duly executed counterparts hereof signed by Lexmark, Holding, Lexmark Canada, Lexmark France, Lexmark Germany, Lexmark Netherlands, the Majority Credit Providers and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.




BORROWER:                           LEXMARK INTERNATIONAL, INC.



                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO


GUARANTOR:                           LEXMARK INTERNATIONAL
                                        GROUP, INC.


                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO


LEXMARK CANADA:                      LEXMARK CANADA INC.


                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO



LEXMARK FRANCE:                      LEXMARK INTERNATIONAL, S.N.C.


                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO


LEXMARK GERMANY:                     LEXMARK DEUTSCHLAND GmbH


                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO

LEXMARK NETHERLANDS:                 LEXMARK INTERNATIONAL B.V.


                                     By  /s/ Gary E. Morin
                                       -----------------------
                                     Title:  VP & CFO




LENDERS:                            MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK


                                     By  /s/ George J. Stapleton
                                       -----------------------
                                     Title:  Vice President



                                     CO-AGENTS


                                     BARCLAYS BANK PLC


                                     By  /s/ John C. Livingston
                                       -----------------------
                                     Title:  Director


                                     BANQUE NATIONALE DE PARIS


                                     By  /s/ Serge Desrayaud
                                       -----------------------
                                     Title:  Vice President and Team Leader


                                     By  /s/ Pamela Lucash
                                       -----------------------
                                     Title:  Assistant Treasurer

                                     The Chase Manhattan Bank FKA
                                     CHEMICAL BANK

                                     By  /s/ Ann B. Kearns
                                       -----------------------
                                     Title:  Vice President


                                     DEUTSCHE BANK AG, NEW YORK
                                       AND/OR CAYMAN ISLANDS

                                     By  /s/ Belinda J. Wheeler
                                       -----------------------
                                     Title:  Vice President


                                     By  /s/ Hans-Josef Thiele
                                       -----------------------
                                     Title:  Director


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.
                                       as a successor to the merger to
                                     THE MITSUBISHI BANK, LIMITED

                                     By  /s/ Nicholas J. Campbell
                                       -----------------------
                                     Title:  Attorney-in-Fact



                                     NATIONSBANK OF
                                       TEXAS, N.A.


                                     By  /s/ Timothy M. O'Connor
                                       -----------------------
                                     Title:  Vice President



                                     OTHER LENDERS


                                     BANK OF AMERICA ILLINOIS


                                     By  /s/ Roger J. Fleischmann
                                       -----------------------
                                     Title:  Vice President

                                     THE BANK OF NOVA SCOTIA

                                     By  /s/ John Hopmans
                                       -----------------------
                                     Title:  Senior Relationship Manager



                                     BANK OF MONTREAL

                                     By
                                       -----------------------
                                     Title:


                                     ABN AMRO BANK, N.V.


                                     By  /s/ Gregory D. Amoroso
                                       -----------------------
                                     Title:  Vice President


                                     By  /s/ Andre Nel
                                       -----------------------
                                     Title:  Senior Vice President & Managing
                                               Director

                                     THE BANK OF NEW YORK


                                     By  /s/ Edward Dougherty
                                       -----------------------
                                     Title:  Vice President


                                     FLEET NATIONAL BANK, Formerly known
                                       as
                                     Fleet Bank of Massachusetts, N.A.


                                     By  /s/ Frank H. Benesh II
                                       -----------------------
                                     Title:  Vice President

                                     PNC BANK, Kentucky, Inc.

                                     By  /s/ Brennan T. Danile
                                       -----------------------
                                     Title:  Corporate Banking Officer



                                     NBD BANK


                                     By  /s/ Randall K. Stephens
                                       -----------------------
                                     Title:  First Vice President


                                     THE DAI-ICHI KANGYO BANK, LTD.,
                                           CHICAGO BRANCH


                                     By
                                       -----------------------
                                     Title:


                                     WESTPAC BANKING CORPORATION


                                     By  /s/ Kate V. Perry
                                       -----------------------
                                     Title:  Assistant Vice President



                                     THE YASUDA TRUST AND BANKING
                                             COMPANY, LIMITED
                                             NEW YORK BRANCH

                                     By  /s/ Norio Miyashita
                                       -----------------------
                                     Title:  Deputy General Manager


AGENT:                              MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Agent


                                     By  /s/ George J. Stapleton
                                       -----------------------
                                     Title:  Vice President